UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________

 AMENDMENT NO. 1 TO CURRENT REPORT ON

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

Email Real Estate.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-50782	84-158841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Oyster Point Boulevard, Suite 215
South San Francisco, California 94080
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (650) 588-6404

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Forward-Looking Statements

This Current Report contains forward-looking statements regarding, among other items, the development of our product candidates, our growth strategy and anticipated trends in the industry and our business. These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, including those risks described in Part (F) of Item 5 of the Registrant’s Form 8-K filed on August 4, 2004. Many of these risks are beyond our control. Actual results could likely differ materially from these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that any of the forward-looking information contained in this Current Report will, in fact, transpire or prove to be accurate.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated as of June 17, 2004 (the “Merger Agreement”), by and among Email Real Estate.com, Inc. (the “Registrant” or the “Company”), EMLR Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Registrant (“Acquisition Co.”), and Hana Biosciences, Inc. (formerly, Hudson Health Sciences, Inc.), a Delaware corporation (“Hana”), Acquisition Co. merged with and into Hana, with Hana remaining as the surviving company and a wholly owned operating subsidiary of the Registrant (the “Merger”). The Merger was effective as of July 21, 2004, upon the filing of a Certificate of Merger with the Delaware Secretary of State (the “Certificate of Merger,” and together with the Merger Agreement, the “Plan of Merger”).

Immediately prior to the effective time of the Merger, Hana had outstanding 6,179,829 shares of its common stock (“Hana Common Stock”) and 2,395,210 shares of its Series A Convertible Preferred Stock (“Hana Series A”). In accordance with the Plan of Merger, each share of Hana Common Stock automatically converted into and is exchangeable for one (1) share of the Registrant’s newly-designated Series B Convertible Preferred Stock (the “EMLR Series B”), and each share of Hana Series A converted into and is exchangeable for one (1) share of the Registrant’s newly-designated Series A Convertible Preferred Stock (the “EMLR Series A”). Each share of EMLR Series A and EMLR Series B is convertible into 16.920814 shares of the Registrant’s common stock. A more complete description of the terms, rights and preferences of the EMLR Series A and EMLR Series B is set forth in the Registrant’s Form 8-K filed on August 4, 2004 under the heading “Description of Capital Stock” in Item 5. Hana also had outstanding options and warrants to purchase an aggregate of 1,311,065 shares of Hana Common Stock at the time of the Merger which, as a result of the Plan of Merger, now represent the right to purchase an aggregate of approximately 22,184,287 shares of the Registrant’s common stock. Accordingly, on a fully-diluted basis, after giving effect to the Merger, the Registrant has approximately 192,276,931 shares of common stock outstanding. On all matters submitted to the holders of the Registrant’s common stock, the holders of the EMLR Series A and EMLR Series B stock are entitled to such number of votes as is equal to the number of the Registrant’s common shares issuable upon conversion of such preferred stock. Accordingly, the former Hana stockholders, who now collectively own all of the EMLR Series A and EMLR Series B shares, together hold approximately 85 percent of the Registrant’s outstanding voting power.

In accordance with the Plan of Merger, the Registrant’s Board of Directors was reconstituted immediately following the effective time of the Merger. Specifically, prior to July 21, 2004, the Registrant’s Board of Directors consisted of Dan O’Meara and Sharon Leach. Prior to the Merger on July 21, 2004, Sharon Leach resigned, leaving Mr. O’Meara as the sole director. Immediately following the Merger, in accordance with the Registrant’s bylaws and the Colorado Business Corporation Act, Mr. O’Meara appointed Mark J. Ahn, Ph.D., Arie Belldegrun, M.D., Isaac Kier, Leon Rosenberg, M.D., and Michael Weiser, M.D., Ph.D., each of whom was an existing director of Hana. Following their appointment, the Registrant’s newly-constituted board of directors appointed new officers of the Registrant, as follows: Dr. Ahn, President & CEO; Jonathan P. Serbin, Chief Financial Officer (until August 15, 2004); John P. Iparraguirre, Chief Financial Officer (on an interim basis, beginning August 15, 2004) and Secretary; and Fred Vitale, Vice President – Business Development. More complete biographical information concerning each of the Registrant’s new officers and directors was set forth under Item 5 of the Registrant’s Current Report on Form 8-K dated July 21, 2004, which was originally filed on August 4, 2004.

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The Registrant filed a current report on Form 8-K on August 4, 2004, disclosing the Merger. The Registrant is filing this Amendment No. 1 on Form 8-K/A to include financial statements required by Item 9.01 (formerly Item 7) of Form 8-K.

Item 8.01  Other Events.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of Hana Biosciences, Inc. should be read in conjunction with the financial statements and the notes to those statements included in this Form 8-K/A. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under “Risk Factors” included in the Registrant’s Form 8-K dated July 21, 2004 and originally filed on August 4, 2004, actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Since the inception of Hana Biosciences, Inc. in December 2002, our efforts and resources have been focused primarily on acquiring and developing our pharmaceutical technologies, raising capital and recruiting personnel. We are a development stage company and have no product sales to date and we will not receive any product sales until we receive approval from the FDA or equivalent foreign regulatory bodies to begin selling our pharmaceutical candidates. Our major sources of working capital have been proceeds from various private financings, primarily private sales of our common stock and other equity securities.

Our company resulted from the July 2004 merger of Email Real Estate.com, Inc., a Colorado corporation incorporated in March 2001, and Hudson Health Sciences, Inc., a Delaware corporation. In connection with that transaction, a wholly-owned subsidiary of Email real Estate.com merged with and into Hudson Health Sciences, with Hudson Health Sciences remaining as the surviving corporation and a wholly-owned subsidiary of Email Real Estate.com. Hudson Health Sciences changed its name to “Hana Biosciences, Inc.” in connection with the merger. In exchange for their shares of capital stock in Hana Biosciences, the former stockholders of Hana Biosciences received shares of capital stock of Email Real Estate.com representing approximately 87 percent of the outstanding equity of Email Real Estate.com on a fully-diluted basis after giving effect the to the transaction. In addition, the terms of the merger provided that the board of directors of Email Real Estate.com would be reconstituted immediately following the effective time of the transaction such that the directors of Email Real Estate.com were replaced by the directors of Hana Biosciences. Further, upon the effective time of the merger, the business of Email Real Estate.com was abandoned and the business plan of Hana Biosciences was adopted. The transaction was therefore accounted for as a reverse acquisition with Hana Biosciences, Inc. as the acquiring party and Email Real Estate.com as the acquired party. Accordingly, when we refer to our business and financial information relating to periods prior to the merger, we are referring to the business and financial information of Hana Biosciences, Inc., unless the context indicates otherwise.

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Research and development expenses consist primarily of salaries and related personnel costs, fees paid to consultants and outside service providers for laboratory development, legal expenses resulting from intellectual property prosecution and organizational affairs and other expenses relating to the design, development, testing, and enhancement of our product candidates. We expense our research and development costs as they are incurred.

General and administrative expenses consist primarily of salaries and related expenses for executive, finance and other administrative personnel, recruitment expenses, professional fees and other corporate expenses, including business development and general legal activities.

Our results include non-cash compensation expense as a result of the issuance of stock and stock option grants. Compensation expense for options granted to employees represents the difference between the fair value of our common stock and the exercise price of the options at the date of grant. We account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and comply with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock- Based Compensation.” Compensation for options granted to consultants has been determined in accordance with SFAS No. 123 as the fair value of the equity instruments issued. APB Opinion No. 25 has been applied in accounting for fixed and milestone-based stock options to employees and directors as allowed by SFAS No. 123. This amount is being recorded over the respective vesting periods of the individual stock options. The expense is included in the respective categories of expense in the statement of operations. We expect to record additional non-cash compensation expense in the future, which may be significant. However, because some of the options are milestone-based, the total expense is uncertain.

Results of Operations

Six Months Ended June 30, 2004 Compared to Six Months Ended June 30, 2003

General and administrative expenses. For the six months ended June 30, 2004, general and administrative expense was $953,132 as compared to $18,662 for the six months ended June 30, 2003. The increase of $934,470 is due primarily to an increase in payroll expenses of approximately $300,000, an increase in rent and utilities expense of approximately $75,000 and increases to professional fees and travel expense of approximately $209,000 and $147,000 respectively. For the six months ended June 30, 2004 the Company also incurred stock based compensation expense for options issued to employees totaling approximately $95,000, no corresponding expense existed for the six months ended June 30, 2003.

Research and development expenses. For the six months ended June 30, 2004, research and development expense was $1,067,105 as compared to $124,392 for the six months ended June 30, 2003. The increase of $942,713 is due primarily to an increase in salaries of $183,000, an increase of $200,000 associated with milestone payments related to advancements in our licensed compounds and an increase in professional outside services of $293,000. For the three months ended June 30, 2004 the Company also incurred stock based compensation expense for options issued to employees totaling approximately $22,000, no corresponding expense existed for the quarter ended June 30, 2003. In addition, the Company incurred fair value stock option expense of approximately $150,000 relating to option grants for the six months ended June 30, 2004. No such expense was present in the corresponding period of 2003.

Other income (expense), net. For the six months ended June 30, 2004, net interest expense was $12,706 as compared to $4,188 for the six months ended June 30, 2003. The increase of $8,518 is a result of an increase in the amount of interest bearing notes payable in the current year when compared to 2003.

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For the six months ended June 30, 2004, net other income was $623 as compared to zero for the corresponding period of 2003. The increase is attributed to the Company’s dividend bearing cash account not present in 2003.

Net loss. Net loss for the six months ended June 30, 2004, was $2,032,320 as compared to $147,242 for the six months ended June 30, 2003. This increase in net loss is attributable primarily to an increase in research and development expenses of $942,713 and an increase in general and administrative expenses of $934,470.

Years Ended December 31, 2003 and 2002

General and administrative expenses. For the year ended December 31, 2003, general and administrative expense was $229,601 as compared to $2,065 for the year ended December 31, 2002. The increase of $227,536 is due primarily to an increase in payroll expenses of approximately $140,000, an increase in rent and utilities expense of approximately $10,000 and increases to professional fees of approximately $42,000.

Research and development expenses. For the year ended December 31, 2003, research and development expense was $309,376 as compared to $142,405 for the year ended December 31, 2002. The increase of $166,971 is due primarily to an increase in professional outside services of approximately $154,000.

Interest Expense. For the year ended December 31, 2003, interest expense was $12,879 as compared to $0 for the year ended December 31, 2002. The increase is a result of an increase in the amount of interest bearing notes payable in 2003 when compared to 2002.

Net loss. Net loss for the year ended December 31, 2003, was $551,856 as compared to $144,470 for the year ended December 31, 2002. This increase in net loss is attributable primarily to an increase in research and development expenses of $166,971 and an increase in general and administrative expenses of $227,536.

Liquidity and Capital Resources

From inception to June 30, 2004, we have incurred an aggregate net loss of $2,728,646, primarily as a result of expenses incurred through a combination of research and development activities related to the various technologies under our control and expenses supporting those activities.

We have financed our operations since inception primarily through equity and debt financing. During the six months ended June 30, 2004, we had a net increase in cash and cash equivalents of $2,956,565. This increase primarily resulted from net cash provided by financing activities of $4,504,155, substantially all of which was from the private placement of 1,987,846 shares of common stock at a per share price of $2.375, offset by net cash used in operating activities of $1,476,377 for the six months ended June 30, 2004. Total cash resources as of June 30, 2004 were $3,044,240 compared to $87,675 at December 31, 2003.

Our continued operations will depend on whether we are able to raise additional funds through various potential sources, such as equity and debt financing. Such additional funds may not become available on acceptable terms and there can be no assurance that any additional funding that we do obtain will be sufficient to meet our needs in the long term. Through June 30, 2004, a significant portion of our financing has been through private placements of common stock and debt financing. We will continue to fund operations from cash on hand and through the similar sources of capital previously described. We can give no assurances that any additional capital that we are able to obtain will be sufficient to meet our needs. Based on our resources at June 30, 2004, we believe that we will need additional equity or debt financing during 2006 to be able to sustain our operations and that we will need additional financing thereafter until we can achieve profitability, if ever.

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Financings

In February 2004, we raised gross proceeds of approximately $4.7 million through the sale of 1,987,846 shares of our common stock. In connection with this offering, we engaged Paramount BioCapital, Inc. as placement agent and paid commissions and other offering-related expenses consisting of $341,979 in cash and a 5-year warrant to purchase 196,679 shares of our common stock.

Immediately prior to the Email Real Estate.com – Hana Biosciences merger in July 2004, we raised gross proceeds of $8 million through the sale of 2,395,210 shares of Series A Convertible Preferred Stock. Upon the effective date of the registration statement of which this prospectus forms a part, each share of Series A Preferred Stock will convert into 16.920814 common shares, or an aggregate of approximately 40,528,900 common shares.

License Agreement Obligations.

PT-523. Our rights to PT-523 are governed by the terms of a December 2002 license agreement with Dana-Farber Cancer Institute and Ash Stevens, Inc. The agreement provides us with an exclusive worldwide royalty bearing license, including the right to grant sublicenses, to the intellectual property rights and know-how relating to PT-523 and all of its uses. Patents related to this technology and covered by the license include: (i) a composition of matter patent, which has been granted, (ii) a utility application, which has been filed; and (iii) provisional use patents for multiple indications. The technology licensed to us includes one United States patent issued in 1988 and one pending patent application filed in April 2002.

The license agreement requires us to make future payments totaling up to $6 million upon the achievement of certain milestones, including a $5 million payment upon approval by the FDA of a New Drug Application for PT-523. To date, we have made one of these milestone payments in the amount of $100,000 following commencement of the Phase I clinical trial. Additionally, we are obligated to pay royalties in the amount of 3.5 percent of “net sales” (as defined in the license agreement) of PT-523. We are also required to pay to the licensors 20 percent of fees or non-royalty consideration (e.g., milestone payments, license fees) received by us in connection with any sublicense of PT-523 granted prior to the start of a Phase II trial, and 15 percent of such fees after initiation of a Phase II clinical trial.

The license agreement includes certain other covenants, which require us to, among other things, maintain and prosecute patents related to PT-523; use our commercially reasonable efforts to bring the licensed product to market as soon as reasonably practicable; and prepare and provide to the licensors certain reports concerning our development and commercialization efforts. In the event we fail to carry out our responsibilities under the license agreement, the licensors may terminate the license. The license agreement may also be terminated in the event we fail to make a scheduled milestone or royalty payment, we otherwise materially breach the license agreement, or if we become involved in a bankruptcy, insolvency or similar proceeding, provided that we are entitled to notice of such intention to terminate and an opportunity to cure.

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IPdR. In February 2004, we entered into an exclusive worldwide, royalty-bearing license agreement with Yale University and The Research Foundation of State University of New York, including the right to grant sublicenses, for the rights to the intellectual property relating to IPdR. The licensed intellectual property includes patent rights relating to IPdR that do not expire until 2017, at the earliest. In addition to license fees paid to date, we are required to make additional license payments in the aggregate amount of $500,000 upon the completion of a Phase IIb clinical trial and upon NDA approval by the FDA. As further consideration for the license, we are required to pay royalties to Yale and SUNY equal to 3 percent of net sales (as defined in the license agreement) from IPdR.

The license agreement also includes certain other covenants which obligate us to, among other things, initiate a Phase I trial for IPdR by February 2006 and a Phase II trial within 18 months of successful completion of the Phase I trial; file an NDA for FDA approval by February 2011; maintain and prosecute the patents relating to IPdR; and use our reasonable commercial efforts to implement a mutually-agreed upon plan for developing and commercializing IPdR. In the event we commit a material breach of our obligations under the license agreement, Yale and SUNY have the right to terminate the license agreement following notice to us and an opportunity to cure such breach (if capable of being cured).

Current and Future Financing Needs

We have incurred negative cash flow from operations since we started our business. We have spent, and expect to continue to spend, substantial amounts in connection with implementing our business strategy, including our planned product development efforts, our clinical trials, and our research and discovery efforts. Based on our current plans, we believe that our cash and cash equivalents and net proceeds from this offering will be sufficient to enable us to meet our planned operating needs for at least the next 18 months. Over the next 18 months we expect to spend approximately $8.0 million on clinical development, $1.8 million on general corporate, and $180,000 on facilities rent.

However, the actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control. These factors include the following:

•	the progress of our research activities;

•	the number and scope of our research programs;

•	the progress of our pre-clinical and clinical development activities;

•	the progress of the development efforts of parties with whom we have entered into research and development agreements;

•	our ability to maintain current research and development programs and to establish new research and development and licensing arrangements;

•	our ability to achieve our milestones under licensing arrangements;

•	the costs involved in prosecuting and enforcing patent claims and other intellectual property rights; and

•	the costs and timing of regulatory approvals.

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We have based our estimate on assumptions that may prove to be wrong. We may need to obtain additional funds sooner or in greater amounts than we currently anticipate. Potential sources of financing include strategic relationships, public or private sales of our shares or debt and other sources. We may seek to access the public or private equity markets when conditions are favorable due to our long-term capital requirements. We do not have any committed sources of financing at this time, and it is uncertain whether additional funding will be available when we need it on terms that will be acceptable to us, or at all. If we raise funds by selling additional shares of common stock or other securities convertible into common stock, the ownership interest of our existing stockholders will be diluted. If we are not able to obtain financing when needed, we may be unable to carry out our bus iness plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

Plan of Operation

Our plan of operation for the remainder of the year ending December 31, 2004 and for the first six months of 2005 is to continue implementing our business strategy, including the clinical development our two compounds. We also intend to expand our drug candidate portfolio by acquiring additional drug technologies for development. We expect our principal expenditures during the next 18 months to include:

•	operating expenses, including expanded research and development and general and administrative expenses; and

•	product development expenses, including the costs incurred with respect to applications to conduct clinical trials in the United States for PT-523 and IPdR.

As part of our planned expansion, we anticipate hiring additional scientific and business development staff. In addition, we intend to use clinical research organizations and third parties to perform our clinical studies and manufacturing.

Research and Development Projects

PT-523. In 2003, we submitted an Investigational New Drug application (“IND”) with the U.S. Food and Drug Administration (“FDA”) to commence Phase I clinical trials of PT-523 for the treatment of cancer. Phase I trials, which commenced in April 2004, will involve an estimated 20 – 45 patients, although to date only four patients have received doses of PT-523. The primary purposes for this study are to evaluate the safety of PT-523 when administered intravenously to patients with solid tumors and who have failed curative or survival prolonging therapy or for whom no such therapies exist, establish the maximum tolerated dose, and identify dose limiting toxicities.

PT-523 has received clinical development grants from the National Cancer Institute. These grants cover the predominant cost of pre-clinical efficacy and safety testing, clinical manufacturing, and Phase I clinical program. Through June 30, 2004, we have incurred $711,337 of costs related to our development of PT-523, of which $272,205 was incurred in fiscal 2003, and $439,132 has been incurred in the first six months of 2004. Currently, we anticipate that we will need to expend approximately an additional $500,000 to $1,000,000 in development costs in fiscal 2004 and at least an aggregate of approximately $75 million until we receive FDA approval for PT-523, should we opt to continue development.

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We believe we currently have sufficient capital to fund development activities of PT-523 during 2004 and 2005. Since our business does not generate any cash flow, however, we will need to raise additional capital to continue development of the product beyond 2005. We expect to raise such additional capital by either borrowing money or by selling shares of our capital stock. To the extent additional capital is not available when we need it, we may be forced to sublicense our rights to PT-523 or abandon our development efforts altogether, either of which would have a material adverse effect on the prospects of our business. See also the risks identified under the section entitled “Risk Factors” included in the Registrant’s Form 8-K dated July 21, 2004 and originally filed on August 4, 2004.

IPdR. In August 2004, we submitted an IND with the FDA to commence Phase I clinical trials of IPdR for the treatment of selected radiosensitive cancers. Assuming FDA approval of our IND, we expect to commence Phase I trials by the end of 2004, which we estimate will involve approximately 40-60 patients. The primary purposes for this study will be to evaluate the safety of oral IPdR in patients with selected radiosensitive and who have failed curative or survival prolonging therapy or for whom no such therapies exist, establish the maximum tolerated dose, and identify dose limiting toxicities.

IPdR has received clinical development grants from the National Cancer Institute. These grants cover the predominant cost of pre-clinical efficacy and safety testing, clinical manufacturing, and Phase I clinical program. Through June 30, 2004, we have incurred $15,286 of project costs related to our development of IPdR, all of which was incurred during the first six months of 2004. Currently, we anticipate that we will need to expend an additional $300,000 to $600,000 in development costs in fiscal 2004 and at least an aggregate of approximately $50 million until we receive FDA approval for IPdR, should we opt to continue development.

We believe we currently have sufficient capital to fund our development activities of IPdR during 2004 and 2005. Since our business does not generate any cash flow, however, we will need to raise additional capital to continue development of the product beyond 2005. We expect to raise such additional capital by either borrowing money or by selling shares of our capital stock. To the extent additional capital is not available when we need it, we may be forced to sublicense our rights to IPdR or abandon our development efforts altogether, either of which would have a material adverse effect on the prospects of our business. See also the risks identified under the section entitled “Risk Factors” included in the Registrant’s Form 8-K dated July 21, 2004 and originally filed on August 4, 2004.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants discuss their most “critical accounting policies” in management’s discussion and analysis of financial condition and results of operations. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of the company’s financial condition and results and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

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Research and Development Expense

Research and development expenses are expensed as incurred.

Stock-Based Compensation

Options, warrants and stock awards issued to non-employees and consultants are recorded at their fair value as determined in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” and EITF No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and recognized as expense over the related vesting period.

Recently Issued Accounting Standards

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under pervious pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type included put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under SFAS No. 150 are obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as market index, or varies inversely with the value of the issuers’ shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, “Elements of Financial Statements.” The remaining provisions of SFAS No. 150 are consistent with the FASB’s proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. SFAS No. 150 shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired. The financial statements of Hana Biosciences, Inc. are included in this Form 8-K/A, beginning on page F-1.

(b)   Pro Forma Financial Information. Pro forma financial information reflecting the Merger is included in this Form 8-K/A, beginning on page F-22.

(c)   Exhibits.

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2.1   Agreement and Plan of Merger by and among the Registrant, EMLR Acquisition Corp. and Hana Biosciences, Inc. (f/k/a Hudson Health Sciences, Inc.) dated June 17, 2004 (incorporated by reference to Exhibit 2.0 to the Registrant’s Form 8-K filed on June 24, 2004).

2.2   Stock Purchase Agreement dated June 17, 2004 by and among the Registrant, R&R Biotech, LLC, Turquoise Partners, LLC, Chase Financing, Inc. and The Washington Trust (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on June 24, 2004).

2.3   Amendment No. 1 dated July 16, 2004 to Stock Purchase Agreement dated June 17, 2004 by and among the Registrant, R&R Biotech, LLC, Turquoise Partners, LLC, Chase Financing, Inc. and The Washington Trust (previously filed with Form 8-K on August 4, 2004).

4.1   Certificate of Designation of Series A Convertible Preferred Stock (previously filed with Form 8-K on August 4, 2004).

4.2   Certificate of Designation of Series B Convertible Preferred Stock (previously filed with Form 8-K on August 4, 2004).

99.1   Press Release dated July 21, 2004 (previously filed with Form 8-K on August 4, 2004).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAIL REAL ESTATE.COM, INC.

Date: August 25, 2004	By:	/s/ Mark J. Ahn

Mark J. Ahn, Ph.D. President and Chief Executive Officer

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Index to Financial Statements of
Hana Biosciences, Inc. (formerly Hudson Health Sciences, Inc.)

Page

Unaudited Interim Financial Statements:
Condensed Balance Sheets as of June 30, 2004 and December 31, 2003	F-2
Condensed Statements of Operations for the Six Months Ended June 30, 2004 and 2003 and the cumulative
period from December 6, 2002 (inception) to June 30, 2004	F-3
Condensed Statement of Changes in Stockholders’ Equity (Deficiency) for the period from December 6, 2002 (inception) to June 30, 2004	F-4
Condensed Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003 and the cumulative
period from December 6, 2002 to June 30, 2004	F-5
Notes to Condensed Financial Statements	F-6

Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-10
Balance Sheets as of December 31, 2003 and 2002	F-11
Statements of Operations for the Year Ended December 31, 2003 and Periods from December 6,
2002 (inception) to December 31, 2002 and from December 6, 2002 (inception) to
December 31, 2003	F-12
Statements of Changes in Stockholders’ Deficiency for the Period from December
6, 2002 (inception) to December 31, 2003	F-13
Statements of Cash Flows for the Year Ended December 31, 2003 and Periods from
December 6, 2002 (inception) to December 31, 2002 and from December 6, 2002
(inception) to December 31, 2003	F-14
Notes to Financial Statements	F-15

Unaudited Pro Forma Condensed Combined Financial Statements:
Introduction to the Unaudited Pro Forma Condensed Combined Balance Sheet	F-21
Unaudited Pro Forma Condensed Combined Balance Sheet	F-23
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet	F-24

F-1

HANA BIOSCIENCES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2004	2003
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$3,044,240	$87,675
Prepaid expenses	17,926	9,914

Total current assets	3,062,166	97,589

Property and equipment, net	107,923	44,396
Other assets	20,303	20,203

Total assets	$3,190,392	$162,188

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$170,598	$108,313
Accrued expenses	1,500	—
Notes payable to shareholders	801,619	—
Accrued interest payable	32,368	—

Total current liabilities	1,006,085	108,313

Notes payable to shareholders	—	676,619
Accrued interest payable	—	12,879

Total liabilities	1,006,085	797,811

Commitments and Contingencies:

Stockholders’ equity (deficiency):
Preferred stock; $0.01 par value:
5,000,000 shares authorized, none issued and outstanding
Common stock; $0.01 par value:
15,000,000 shares authorized, 6,179,829 and 4,000,000 shares issued and outstanding at June 30, 2004 and
December 31, 2003, respectively	61,798	40,000
Additional paid-in capital	5,137,128	20,703
Unearned consulting fee	(285,973)	—
Deficit accumulated during the development stage	(2,728,646)	(696,326)

Total stockholders’ equity (deficiency)	2,184,307	(635,623)

Total liabilities and stockholders’ equity (deficiency)	$3,190,392	$162,188

See accompanying notes to unaudited condensed financial statements.

F-2

HANA BIOSCIENCES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

			Cumulative
			Period from
			December 6, 2002
	Six Months Ended		(date of inception)
	June 30,		to June 30,

	2003	2004	2004

Operating expenses:
General and administrative	$18,662	$953,132	$1,184,798
Research and development	124,392	1,067,105	1,518,886

Total operating expenses	143,054	2,020,237	2,703,684

Operating Loss	(143,054)	(2,020,237)	(2,703,684)

Other income (expense):
Interest income (expense), net	(4,188)	(12,706)	(25,585)
Other income (expense), net	—	623	623

Total other income (expense)	(4,188)	(12,083)	(24,962)

Net loss attributable to common stockholders	$(147,242)	$(2,032,320)	$(2,728,646)

Net loss per share attributable to common stockholders,
basic and diluted	$(0.04)	$(0.37)

Shares used in computing net loss per share attributable to
common stockholders, basic and diluted	4,000,000	5,496,113

See accompanying notes to unaudited condensed financial statements.

F-3

HANA BIOSCIENCES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Unaudited)

Period from December 6, 2002 (inception) to June 30, 2004

						Deficit	Total
						accumulated	stock–
	Common stock		Additional			During	holders'
			paid-in	Subscription	Unearned	development	equity
	Shares	Amount	capital	receivable	Consulting fee	Stage	(deficiency)

Issuance of common stock at $0.01
per share for subscription receivable	4,000,000	$40,000	$—	$(40,000)	$—	$—	$—
Net loss	—	—	—	—	—	(144,470)	(144,470)

Balance at December 31, 2002	4,000,000	40,000	—	(40,000)	—	(144,470)	(144,470)

Payment for subscription receivable	—	—	—	4,000	—	—	4,000
Satisfaction of subscription receivable through rendering of services	—	—	—	36,000	—	—	36,000
Stock options issued to nonemployees for services	—	—	14,750	—	—	—	14,750
Common stock to be issued for services rendered.	—	—	5,953	—	—	—	5,953
Net loss	—	—		—	—	(551,856)	(551,856)

Balance at December 31, 2003	4,000,000	40,000	20,703	—	—	(696,326)	(635,623)

Common stock issued for services to be rendered.	189,873	1,898	449,050	—	(450,948)	—	—
Common stock issued for services rendered in 2003	2,110	21	(21)	—	—	—	—
Proceeds from Private Placement, net of $341,979 fees	1,987,846	19,879	4,359,276	—	—	—	4,379,155
Stock options issued to nonemployees for services	—	—	191,197	—	—	—	191,197
Compensation expense recorded upon issuance of stock options to employees	—	—	116,923	—	—	—	116,923
Satisfaction of unearned consulting through rendering of services	—	—	—	—	164,975	—	164,975
Net loss	—	—	—	—	—	(2,032,320)	(2,032,320)

Balance at June 30, 2004	6,179,829	$61,798	$5,137,128	$—	$(285,973)	$(2,728,646)	$2,184,307

See accompanying notes to unaudited condensed financial statements.

F-4

HANA BIOSCIENCES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,		Cumulative Period from December 6, 2002
			(date of inception)to June 30,
	2003	2004	2004

Cash flows from operating activities:
Net loss	$(147,242)	$(2,032,320)	$(2,728,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	7,686	12,619
Issuance of stock options to employees	—	116,923	116,923
Issuance of shares and options for services	—	191,197	211,900
Services performed for unearned consulting fee	—	164,975	164,975
Services performed in lieu of payment of subscription receivable	—	—	36,000
Changes in operating assets and liabilities:
Increase in prepaid expenses and other assets	—	(8,112)	(38,229)
Increase (decrease) in accounts payable	(76,292)	62,285	170,598
Increase in accrued and other current liabilities	4,188	20,989	33,868

Net cash used in operating activities	(219,346)	(1,476,377)	(2,019,992)

Cash flows from investing activities:
Purchase of property and equipment	—	(71,213)	(120,542)

Net cash used in investing activities	—	(71,213)	(120,542)

Cash flows from financing activities:
Proceeds from issuances of notes payable to shareholders	220,663	125,000	801,619
Collection of subscription receivable	2,000	—	4,000
Proceeds from private placement, net	—	4,379,155	4,379,155

Net cash provided by financing activities	222,663	4,504,155	5,184,774

Net increase in cash and cash equivalents	3,317	2,956,565	3,044,240
Cash and cash equivalents, beginning of period	—	87,675	—

Cash and cash equivalents, end of period	$3,317	$3,044,240	$3,044,240

Supplemental disclosures of noncash activities:
Common Stock issued for services to be rendered	—	$450,948	$450,948
Common Stock issued for services to be rendered in 2003	—	$21	$21

See accompanying notes to unaudited condensed financial statements.

F-5

HANA BIOSCIENCES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2004

NOTE 1. BUSINESS DESCRIPTION

Hana Biosciences, Inc. (“Hana” or the “Company”) is a biopharmaceutical company based in South San Francisco, California, which seeks to acquire, develop, and commercialize innovative products for the treatment of important unmet medical needs in cancer and immunological diseases. The Company has secured research grants of approximately $12 million to fund the initial development of each of its two initial products. The Company is committed to creating value by accelerating the development of lead product candidates, expanding its product candidate pipeline by being the alliance partner of choice to universities, research centers and other institutions.

NOTE 2. BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2004 or for any subsequent period.

NOTE 3. LIQUIDITY AND CAPITAL RESOURCES

The Company has reported a net loss of $2,032,320 for the six months ended June 30, 2004. The net loss from date of inception, December 6, 2002, to June 30, 2004 amounts to $2,728,646. Based on the resources of the Company at June 30, 2004, management believes that the Company will need additional equity or debt financing during 2006 to be able to sustain its operations and that it will need additional financing thereafter until it can achieve profitability, if ever.

The Company’s continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing and its ability to realize the full potential of its technology in development. Additional funds may not become available on acceptable terms, and there can be no assurance that any additional funding that the Company does obtain will be sufficient to meet the Company’s needs in the long term. Through June 30, 2004, substantially all of the Company’s financing has been through private placements of common stock and debt financing. Until and unless the Company’s operations generate significant revenues and cash flows from operating activities, the Company will attempt to continue to fund operations from cash on hand and through the sources of capital previously described.

As described in Note 6, in February 2004, the Company completed a private placement of 1,987,846 shares of its common stock at a per share price of $2.375. After deducting commissions and other expenses of $341,979, the Company received aggregate net proceeds of $4,379,155. In connection with this placement, 196,679 warrants were issued at 110% of the offering price to a related party.

NOTE 4. ISSUANCE OF SECURITIES

Issuance of Shares and Stock Options in the six months ended June 30, 2004

On January 15, 2004 the Company granted options to purchase an aggregate of 100,000 shares of common stock to an employee. These options vest in two equal installments starting one year from the grant date, provided the optionee continues in service, at an exercise price of $0.474 per share.

F-6

HANA BIOSCIENCES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2004

On January 31, 2004 the Company issued 21,097 shares of common stock to a vendor in return for services to be rendered.

On February 1, 2004 the Company granted options to purchase an aggregate of 100,000 shares of common stock to an employee. These options vest in two equal installments starting one year from the grant date, provided the optionee continues in service, at an exercise price of $0.474 per share.

On February 1, 2004 the Company granted options to purchase an aggregate of 40,000 shares of common stock under the Hana Biosciences, Inc 2003 Stock Option Plan to two members of the Board of Directors. Each individual grant consisted of 20,000 options, each vesting in three equal installments starting one year from the grant date, at an exercise price of $2.375 per share.

On February 1, 2004, the Company granted options to purchase an aggregate of 60,000 shares of common stock to six members of the Scientific Advisory Board. Each individual grant consisted of 10,000 stock options, all of which vested immediately at an exercise price of $0.10 per share. The fair value of this option grant was estimated on the date of the grant using the Black-Scholes option pricing model using the following assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 3.0%; and expected lives of ten years.

As discussed in Note 7 on February 9, 2004, the Company granted options to purchase an aggregate of 100,000 shares of common stock under the Hana Biosciences, Inc 2003 Stock Option Plan to Yale University and The Research Foundation of State University of New York. 65,700 options vested immediately at an exercise price of $1.43 per share. The fair value of this option grant was estimated on the date of the grant using the Black-Scholes option pricing model using the following assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 3.0%; and expected lives of ten years.

On February 15, 2004 the Company granted options to purchase an aggregate of 40,000 shares of common stock to an employee. These options vest in two equal installments starting one year from the grant date, provided the optionee continues in service, at an exercise price of $0.474 per share.

On February 15, 2004 the Company granted options to purchase an aggregate of 130,884 shares of common stock to an employee. These options vest in three equal installments starting one year from the grant date, provided the optionee continues in service, at an exercise price of $0.235 per share.

On April 1, 2004, the Company granted options to purchase an aggregate of 100,000 shares of common stock to an outside consultant. The option vested immediately at an exercise price of $2.375 per share. The fair value of this option grant was estimated on the date of the grant using the Black-Scholes option pricing model using the following assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 3.0%; and expected lives of ten years.

On April 15, 2004 the Company granted options to purchase an aggregate of 20,000 shares of common stock under the Hana Biosciences, Inc 2003 Stock Option Plan to a newly elected member of the Board of Directors. The option grant vests in three equal installments starting one year from the grant date, at an exercise price of $2.375 per share.

On June 1, 2004, the Company granted options to purchase an aggregate of 10,000 shares of common stock to a new member of the Scientific Advisory Board. All options vested immediately at an exercise price of $0.10 per share. The fair value of this option grant was estimated on the date of the grant using the Black-Scholes option pricing model using the following assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 3.0%; and expected lives of eight years.

F-7

HANA BIOSCIENCES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2004

On June 1, 2004 the Company issued 168,776 shares of common stock to a vendor in return for services to be rendered.

NOTE 5. STOCK-BASED COMPENSATION

A description of the Company’s 2003 Stock Option Plan and other information related to stock options are included in Note 6 in its Annual Report for the year ended December 31, 2003.

The Company continues to measure compensation cost related to stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Principles No. 123 (“SFAS 123”), “Accounting for Stock-Based Compensation”. During the six months ended June 30, 2004, the Company recorded earned compensation cost of $116,923. This cost was recognized in the accompanying condensed financial statements for the stock options granted by the Company to its employees since all of those options have been granted at exercise prices that were less than the market value at the date of grant. At June 30, 2004 and 2003 there was no material difference in the Company’s historical net loss and pro forma net loss.

In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options or other equity instruments to non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). During the six months ended June 30, 2004, the Company recognized $191,197 of expense relating to the granting of options to non-employees for services and is included in the accompanying statement of operations. The value of these options was determined using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 3.0%; and expected lives of eight to ten years.

NOTE 6. PRIVATE PLACEMENT OF COMMON SHARES

In February 2004, the Company completed a private placement of 1,987,846 shares of its common stock at a per share price of $2.375. After deducting investment banking fees of $326,979 and other expenses of $15,000 paid to Paramount Capital Inc, the Company received aggregate net proceeds of $4,379,155. The proceeds from the private placement will be used to fund clinical and non-clinical research and development, working capital and general corporate purposes. Paramount Capital, Inc., acted as the placement agent in connection with the private placement. One of the Company’s Directors is also an employee of Paramount Capital, Inc., a related party. In connection with this placement, 196,679 warrants were issued at 110% of the offering price to Paramount Capital, Inc.

NOTE 7. LICENSE AGREEMENTS

In December 2002, the Company entered into an exclusive worldwide royalty-bearing license agreement with Dana-Farber Cancer Institute and Ash Stevens, Inc. for its product PT-523. In consideration for the license, the Company paid to the licensors an initial license fee of $100,000 and agreed to make additional payments totaling $6 million upon the achievement of certain milestones, including a $5 million payment upon approval by the FDA of a New Drug Application.

In February 2004, the Company entered into an exclusive worldwide, royalty-bearing license agreement with Yale University and The Research Foundation of State University of New York for its product IPdR. In consideration for the grant of the license, the Company paid Yale and SUNY an initial aggregate license fee of $100,000 and issued 10 year options to purchase 100,000 shares of Hana’s common stock. The Company is also required to make two additional license payments of $250,000 each upon the completion of a Phase IIb clinical trial and upon New Drug Application approval by the FDA, respectively.

F-8

HANA BIOSCIENCES, INC.
(A Development Stage Company)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
June 30, 2004

NOTE 8. SUBSEQUENT EVENTS

On July 21, 2004 Hana Biosciences, Inc. (formerly Hudson Health Sciences) completed a merger transaction with publicly-held Email Real Estate.com. The transaction was completed by the merger of a wholly-owned subsidiary of Email Real Estate.com with and into Hudson Health Sciences, with Hudson remaining as the surviving corporation and a wholly-owned operating subsidiary of Email Real Estate.com. In connection with the merger, Hudson’s corporate name changed to Hana Biosciences, Inc., which will continue operating as a subsidiary of Email Real Estate.com. Email Real Estate.com intends to seek stockholder approval as soon as practicable to change its corporate name to reflect the new business plan and to reincorporate under Delaware law.

In consideration for their shares of Hana capital stock, the Hana stockholders collectively received approximately 87 percent of Email Real Estate.com’s equity on a fully-diluted basis after giving effect to the transaction. Further, the officers and directors of Hana replaced all of the officers and directors of Email Real Estate.com, Email Real Estate.com will cease all of its existing business operations and will immediately adopt and implement Hana’s business plan.

Concurrently with the merger Hana completed a private placement of 2,395,210 shares of its redeemable preferred stock at a per share price of $3.34. The Company received aggregate proceeds of $8,000,000. The proceeds from the private placement will be used to fund clinical and non-clinical research and development, working capital and general corporate purposes. Rodman and Renshaw acted as the placement agent in connection with the private placement.

Upon the closing of the above-mentioned private placement, the Company's notes payable to shareholders immediately became due and payable. The terms of the notes called for repayment at the earlier of a) 15 business days following the date on which the Company received gross proceeds equal to $5,000,000 through the sale of debt or equity securities or b) January 15, 2005.

F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Hana Biosciences, Inc.

We have audited the accompanying balance sheets of Hana Biosciences, Inc. (A Development Stage Enterprise, formerly, Hudson Health Sciences, Inc.) as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' deficiency and cash flows for the year ended December 31, 2003 and for the periods from December 6, 2002 (date of inception) to December 31, 2002 and from December 6, 2002 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hana Biosciences, Inc. (A Development Stage Enterprise) as of December 31, 2003 and 2002, and its results of operations and cash flows for the year ended December 31, 2003 and for the periods from December 6, 2002 (date of inception) to December 31, 2002 and from December 6, 2002 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP San Diego, California May 6, 2004

F-10

HANA BIOSCIENCES, INC.
(A Development Stage Enterprise)

BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002

ASSETS

Current assets:
Cash	$87,675	$—
Prepaid expenses	9,914

Total current assets	97,589

Equipment, net	44,396
Other assets	20,203

Totals	$162,188	$—

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities - Accounts payable	$108,313	$113,513

Notes payable to stockholders	676,619	30,957
Accrued interest payable	12,879

Total liabilities	797,811	144,470

Commitments and contingencies

Stockholders' deficiency:
Preferred stock - $.01 par value, 5,000,000 shares
authorized, none issued or outstanding	—	—
Common stock - $.01 par value, 15,000,000 shares
authorized, 4,000,000 shares issued and
outstanding	40,000	40,000
Additional paid-in capital	20,703
Subscriptions receivable		(40,000)
Deficit accumulated during the development stage	(696,326)	(144,470)

Total stockholders' deficiency	(635,623)	(144,470)

Totals	$162,188	$—

See Notes to Financial Statements.

F-11

HANA BIOSCIENCES, INC.
(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2003 AND PERIODS FROM DECEMBER 6, 2002
(DATE OF INCEPTION) TO DECEMBER 31, 2002 AND FROM
 DECEMBER 6, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003

			Cumulative
			Amounts From
	2003	2002	Inception

Operating expenses:
General and administrative	$229,601	$2,065	$231,666
Research and development	309,376	142,405	451,781

Totals	538,977	144,470	683,447

Other expense:
Interest expense	12,879		12,879

Net loss	$(551,856)	$(144,470)	$(696,326)

Net loss per share - basic	$(0.14)	$(0.04)

Weighted-average common shares
outstanding - basic	4,000,000	4,000,000

See Notes to Financial Statements.

F-12

HANA BIOSCIENCES, INC.
(A Development Stage Enterprise)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
 PERIOD FROM DECEMBER 6, 2002 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2002
AND YEAR ENDED DECEMBER 31, 2003

					Deficit
					Accumulated
	Common Stock		Additional		During the
			Paid-in	Subscriptions	Development
	Shares	Amount	Capital	Receivable	Stage	Total

Issuance of common stock
at $.01 per share	4,000,000	$40,000		$(40,000)		—

Net loss					$(144,470)	$(144,470)

Balance, December 31, 2002	4,000,000	40,000		(40,000)	(144,470)	(144,470)

Payment for subscriptions receivable				4,000		4,000

Satisfaction of subscriptions receivable
through rendering of services				36,000		36,000

Options issued to nonemployees
for services			$14,750			14,750

Common stock to be issued for
services rendered			5,953			5,953

Net loss					(551,856)	(551,856)

Balance, December 31, 2003	4,000,000	$40,000	$20,703	$—	$(696,326)	$(635,623)

See Notes to Financial Statements.

F-13

     HANA BIOSCIENCES, INC.
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS
 YEAR ENDED DECEMBER 31, 2003 AND PERIODS FROM DECEMBER 6, 2002
(DATE OF INCEPTION) TO DECEMBER 31, 2002 AND FROM
DECEMBER 6, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003

	2003	2002	Cumulative Amounts From Inception

Operating activities:
Net loss	$(551,856)	$(144,470)	$(696,326)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	4,933		4,933
Issuance of options and stock for services	20,703		20,703
Services performed in lieu of payment of subscription
receivable	36,000		36,000
Changes in operating assets and liabilities:
Prepaid expenses	(9,914)		(9,914)
Other assets	(20,203)		(20,203)
Accounts payable	(5,200)	113,513	108,313
Accrued interest payable	12,879		12,879

Net cash used in operating activities	(512,658)	(30,957)	(543,615)

Investing activities - acquisition of equipment	(49,329)		(49,329)

Financing activities:
Proceeds from issuance of notes payable to stockholders	645,662	30,957	676,619
Collection of subscription receivable	4,000		4,000

Net cash provided by financing activities	649,662	30,957	680,619

Net increase in cash and cash equivalents	87,675	—	87,675

Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$87,675	$—	$87,675

See Notes to Financial Statements.

F-14

</TABLE
HANA BIOSCIENCES, INC. (A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Business and basis of presentation:
Business:

Hana Biosciences, Inc. (the "Company") was incorporated under the laws of the State of Delaware in December 2002. The Company acquires, develops and commercializes innovative products for the treatment of important unmet medical needs in cancer and other immunological diseases. The Company's main office is located in South San Francisco, California.

Basis of presentation:

The Company is a development stage enterprise since the Company has not yet generated revenue from the sale of its products and its efforts through December 31, 2003, have been principally devoted to identification, licensing and clinical development of its products. Based on the Company's cash balances and management's estimate of cash flows, the Company's cash resources will be sufficient to fund operations through the end of 2004 with additional funding required by the first quarter of 2005. The Company incurred a loss of $551,856 for the year ended December 31, 2003. Management intends to raise additional capital to fund the Company's operations; however, it is uncertain whether the Company can raise additional capital on terms that are acceptable to the Company or at all. (see Note 10).

Note 2 - Significant accounting policies:
Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities as of the dates of the balance sheets and reported amounts of expenses for the periods presented. Accordingly, actual results could differ from those estimates.

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash balances primarily in one high credit quality financial institution. As of December 31, 2003, the balance exceeded the Federal Deposit Insurance Corporation limitation for coverage of $100,000 by approximately $73,893.

Equipment:
Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets of five years.

F-15

</TABLE
HANA BIOSCIENCES, INC. (A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 2 - Significant accounting policies (continued):
Stock-based compensation:

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", provides for the use of a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock. The Company has elected to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is requir ed by SFAS 123 and Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -Transition and Disclosure" to provide pro forma disclosures of net loss as if a fair value based method of accounting had been applied if such amounts differ materially from the historical amounts.

During 2003, the Company granted options to its employees at 20% of the fair value of the common stock. The intrinsic value of these options is being amortized over the vesting period of the options with no expense being recognized in 2003. The Company estimates that charges to future operations over the vesting period will approximate $355,000. The fair value of these options using the Black-Scholes option-pricing model was $1.00 utilizing a risk free interest rate of 3% over ten years with zero volatility. In addition, there was no material difference between the Company's historical net loss in 2003 and 2002 and pro forma net loss assuming compensation cost had been determined based on the fair value at the grant date for all awards and amortized over the vesting period consistent with the provisions of SFAS 123.

In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). During 2003, the Company recognized $14,750 of expense relating to the granting of options to non-employees for services which is included in the accompanying statement of operations. The value of these options was determined based upon the agreed upon price between the Company and the non-employees.

F-16

</TABLE
HANA BIOSCIENCES, INC. (A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 2 - Significant accounting policies (concluded):
Research and development:
Research and development costs are expensed as incurred.

Income taxes:

Current income tax expense (benefit) is the amount of income taxes expected to be payable (receivable) for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities, as well as the expected future tax benefit to be derived from tax loss and credit carryforwards. Deferred income tax expense is generally the net change during the year in the deferred income tax asset or liability. Valuation allowances are established when necessary to reduce deferred tax assets to amounts more likely than not to be realized. The effect of tax rate changes is reflected in operations during the period such changes are enacted.

Net loss per share:

Basic net loss per share is computed using the weighted-average number of common shares outstanding during the periods presented. Diluted earnings per share have not been presented because the assumed exercise of the Company's outstanding options would have been antidilutive. Options will have a dilutive effect only when the average market price of the common stock during the period exceeds the exercise price of the options. The number of shares potentially issuable at December 31, 2003 upon exercise that were not included in the computation of net loss per share totaled 395,000. There were no potentially issuable shares at December 31, 2002.

Note 3 - Equipment:
Equipment consists of the following at December 31, 2003:

Computer equipment and software	$12,646
Furniture and fixtures	36,683

49,329
Less accumulated depreciation	4,933

Total	$44,396

Note 4 - Notes payable to stockholders:
During 2002 and 2003, the Company issued various notes payable to stockholders to fund the Company’s operations. These notes have an interest rate of 5% and are due on January 15, 2005.

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</TABLE
HANA BIOSCIENCES, INC. (A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 5 - Stockholders' equity:
Issuance of common stock:

On December 6, 2002, the Company issued 4,000,000 shares of its common stock at par to various private investors for subscriptions receivable. These receivables were relieved in 2003 through a cash payment of $4,000 and services rendered amounting to $36,000.

Note 6 - Equity incentive plan:

During 2003, the Company established a stock option plan (the "2003 Plan") under which it may grant incentive and non-qualified stock options to employees, directors, consultants and service providers to purchase up to an aggregate of 1,000,000 shares of its common stock at an exercise price determined by a committee of the Board of Directors subject to the following: (a) the exercise price of an incentive option shall not be less than 100% of fair market value of the common stock at the date of the grant; and (b) the exercise price of a non-qualified option shall be determined by the committee. As of December 31, 2003, the Company had not issued any options under the 2003 Plan.

During 2003, the Company granted options to purchase 395,000 shares of common stock outside the 2003 Plan to employees and outside consultants of the Company at a weighted average exercise price of $0.37.

The following table summarizes information about stock options outstanding at December 31, 2003, all of which are at fixed prices:

		Weighted Average
	Number of	Remaining Contractual	Number of
	Options	Life of Options	Options
Exercise Price	Outstanding	Outstanding	Exercisable

$ 0.24	370,000	9.8 yrs.	0
$ 2.38	25,000	9.9 yrs.	20,000

	395,000		20,000

Note 7 - Income taxes:
The components of deferred tax assets (liabilities) are as follows:

	2003	2002

Deferred tax assets:
Net operating loss carryforwards	$285,000	$49,000
Other assets	9,000	7,000

	294,000	56,000

Less valuation allowance	(294,000)	(56,000)

Deferred tax assets, net	$—	$—

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</TABLE
HANA BIOSCIENCES, INC. (A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

Note 7 - Income taxes (concluded):

As a result of the Company's losses to date, there exists a substantial doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets balance has been recorded at December 31, 2003 and 2002. During 2003 and 2002, the valuation allowance was increased by $238,000 and $56,000, respectively.

At December 31, 2003, the Company has net operating loss carryforwards for Federal and state tax purposes of $670,000 and $530,000, respectively, which may be available to offset future taxable income for tax purposes and which, if not used, begin to expire in 2022 for Federal purposes. The California net operating losses have been suspended for two years and, if not used, will begin to expire in 2013.

Note 8 - License agreements:

In December 2002, the Company entered into an exclusive worldwide royalty-bearing license agreement with Dana-Farber Cancer Institute and Ash Stevens, Inc. for its product PT-523. In consideration for the license, the Company paid to the licensors an initial license fee of $100,000 and agreed to make additional payments totaling $6 million upon the achievement of certain milestones, including a $5 million payment upon approval by the FDA of a New Drug Application.

In February 2004, the Company entered into an exclusive worldwide, royalty-bearing license agreement with Yale University and The Research Foundation of State University of New York for its product IPdR. In consideration for the grant of the license, the Company paid Yale and SUNY an initial aggregate license fee of $100,000 and issued 10 year options to purchase 100,000 shares of Hudson’s common stock at a price of $1.43 per share. The Company is also required to make two additional license payments of $250,000 each upon the completion of a Phase IIb clinical trial and upon New Drug Application approval by the FDA, respectively.

Note 9 - Commitments:
Lease commitments:

During December 2003, the Company entered into an office lease that expires on December 31, 2004. Total lease commitments under this lease amount to approximately $121,000. Rent expense totaled approximately $10,000 in 2003 and no expense was recognized for 2002.

Employment contracts:

The Company has an employment agreement with its President and Chief Executive Officer for a three-year period, which expires on November 1, 2006. The aggregate amount of compensation to be provided for over the remaining term of the agreement amounted to approximately $708,000 at December 31, 2003.

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</TABLE
HANA BIOSCIENCES, INC. (A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

In January 2004, the Company entered into an employment agreement with its Chief Financial Officer for a two-year period which expires on January 15, 2006. The agreement provides for 1-year renewals as mutually agreed upon by the Company and the CFO. The aggregate amount of compensation to be provided for over the remaining term of the agreement amounted to approximately $340,000 at January 31, 2004.

In January 2004, the Company entered into an employment agreement with its Vice President of Business Development for a two-year period which expires on January 25, 2006. The agreement provides for 1-year renewals as mutually agreed upon by the Company and the Vice President of Business Development. The aggregate amount of compensation to be provided for over the remaining term of the agreement amounted to approximately $340,000 at January 31, 2004.

Note 10 - Subsequent events:

During January 2004, the Company borrowed $125,000 from a stockholder to fund the Company’s operations. The borrowing was evidenced by a note payable bearing interest at 5% and due on January 15, 2005.

During February 2004, pursuant to a private placement memorandum, the Company sold 1,987,846 shares of common stock at a price of $2.375 per share and received net proceeds of $4,379,155. In connection with this placement, 196,679 warrants were issued at 110% of the offering price to a related party. Additionally, investment banking fees of $326,979 were paid to the same related party.

F-20

INTRODUCTION TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET

Pursuant to an Agreement and Plan of Merger dated as of June 17, 2004 (the “Merger Agreement”), by and among Email Real Estate.com, Inc.(" EMLR" or the "Company"), EMLR Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Acquisition Co.”), and Hana Biosciences, Inc. (formerly, Hudson Health Sciences, Inc.), a Delaware corporation (“Hana”), Acquisition Co. merged with and into Hana, with Hana remaining as the surviving company and a wholly-owned operating subsidiary of the Registrant (the “Merger”). The Merger was effective as of July 21, 2004, upon the filing of a Certificate of Merger with the Delaware Secretary of State (the “Certificate of Merger,” and together with the Merger Agreement the “Plan of Merger”).

At the effective time of the merger, EMLR issued its common stock to the stockholders of Hana such number of shares of EMLR's capital stock that represent approximately 87% of the aggregate outstanding shares of the Company on a fully diluted basis upon completion of the Merger. Since the stockholders of Hana  received the majority of the voting shares of EMLR, Hana’s officers and directors became the officers and directors of the Company and the Company adopted the business plan of Hana, Hana is the accounting acquirer (legal acquiree) and EMLR is the accounting acquiree (legal acquirer). Since at the time of the merger EMLR was a shell corporation, the transaction is being accounted for as a capital transaction. This transaction is equivalent to Hana issuing stock for the net assets of EMLR, accompanied by a recapitalization of Hana. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic car rying values of the assets and liabilities of EMLR.

Immediately prior to the effective time of the Merger, Hana had outstanding 6,179,829 shares of its common stock (“Hana Common Stock”) and 2,395,210 shares of its Series A Convertible Preferred Stock (“Hana Series A”). In accordance with the Plan of Merger, each share of Hana Common Stock automatically converted into and is exchangeable for one (1) share of the Registrant’s newly-designated Series B Convertible Preferred Stock (the “EMLR Series B”), and each share of Hana Series A converted into and is exchangeable for one (1) share of the Registrant’s newly-designated Series A Convertible Preferred Stock (the “EMLR Series A”). Each share of EMLR Series A and EMLR Series B is convertible into 16.920814 shares of the Registrant’s common stock. Hana also had outstanding options and warrants to purchase an aggregate of 1,311,065 shares of Hana Common Stock at the time of the Merger which, as a result of the Plan of Merger, now rep resent the right to purchase an aggregate of approximately 22,184,287 shares of the Registrant’s common stock.

The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheet of Hana and the historical balance sheet of EMLR, giving effect to the merger as if it had been consummated on June 30, 2004. Pro forma Historical Statements of Operations for Hana Biosciences, Inc and Email Real Estate.com, Inc, giving effect to the merger were not presented since EMLR ceased its operations after the merger and EMLR historical activity is not material.

F-21

You should read this information in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	Separate historical financial statements of Hana as of and for the periods ended December 31, 2003 and 2002, included in this document;

•	Separate historical unaudited condensed financial statements of Hana as of and for the six months ended June 30, 2004 and 2003, included in this document.

We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position actually would have been had we completed the merger on June 30, 2004. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

F-22

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2004 for Hana Biosciences, Inc and
As of May 31, 2004 for Email Real Estate.com, Inc
(in thousands)

	Hana	Email Real	Pro Forma		Pro Forma
	Biosciences	Estate.com	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$3,044	$—	$—		$3,044
Other current assets	18	—			18

Total current assets	3062	—			3,190

Property, plant and equipment at cost, net:	108	—			108

Deposits and other assets	20	—			20

Totals	$3,190	$—			$3,190

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$171	$—			$171
Accrued expenses	1	—			1
Notes payable	802	—			802
Accrued interest payable	32				32

Total liabilities	1,006	—			1,006

Commitments and contingencies

Stockholders' equity:
Series A Convertible Preferred Stock			24	b	24
Series B Convertible Preferred Stock			62	b	62
Common Stock	62	25
			(62)	b	25
Additional paid-in capital	5,137	106	(131)	a
			(24)	b	5,088
Prepaid consulting fee	(286)				(286)
(Deficit) accumulated during development stage	(2,729)	(131)	131	a	(2,729)

Total stockholders' equity	2,184	—	—		2,184

Totals	$3,190	$—			$3,190

See accompanying notes to unaudited pro forma condensed combined balance sheet.

F-23

NOTES TO UNAUDITED

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1)          DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

On June 17, 2004, Email Real Estate.com, Inc. (the “Company” or "EMLR") and Hana Biosciences, Inc. ("Hana") (formerly Hudson Health Sciences, Inc.) consummated an agreement and plan of merger. Pursuant to the Merger Agreement (“Merger”), Hana was the surviving entity and a wholly-owned subsidiary of EMLR. At the effective time of the merger, EMLR issued to the stockholders of Hana such number of shares of EMLR's common stock that represented approximately 87% of the aggregate outstanding shares of the Company on a fully diluted basis. Since the stockholders of Hana received the majority of the voting shares of EMLR, Hana’s officers and directors became the officers and directors of the Company and the Company adopted the business plan of Hana, Hana is the accounting acquirer (legal acquiree) and EMLR is the accounting acquiree (legal acquirer). Since at completion of the merger, EMLR was a shell corporation, the transaction is being accounted for as a capital transaction. This transaction is equivalent to Hana issuing stock for the net assets of EMLR, accompanied by a recapitalization of Hana. The accounting is identical to that resulting from a reverse acquisition, except that there are no adjustments to the historic carrying values of the assets and liabilities of EMLR.

(2)          PRO FORMA ADJUSTMENTS

(a)	To eliminate the historical stockholders' equity accounts of Email Real Estate.com, the accounting acquiree.

(b)	To record the 24,966,000 shares of EMLR common stock issued and outstanding at a par value of $0.001 and the issuance of new EMLR preferred stock series A and B issued and outstanding at a par value of $0.01.

(3)          CONVERSION OF PREFERRED STOCK AND REVERSE STOCK SPLIT

The unaudited proforma condensed combined balance sheet does not include any adjustments to reflect the conversion of the Convertible Preferred stock Series A and B, which the Company anticipates will be converted into 16.920814 common shares of EMLR for each share of preferred stock. Such conversion will not take place until the Company has effected a 1-for-12 reverse stock split or completion of a merger with its wholly-owned subsidiary. If the 1-for-12 reverse stock split occurs and the preferred stock is converted, the preferred stock shown on the accompanying unaudited pro forma combined condensed balance sheet would be eliminated with a corresponding increase in common stock and additional paid-in-capital. There would be no effect on total stockholders’ equity. This 1-for-12 reverse stock split or merger and the conversion of the preferred stock are separate transactions from the transaction presented in the unaudited pro forma combined condensed balance sheet.

F-24